Exhibit 5.1

MORGAN, LEWIS & BOCKIUS LLP LETTERHEAD

September 25, 2007

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

Re:                               Redpoint Bio Corporation Amended and Restated 2007 Omnibus Equity Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to Redpoint Bio Corporation, a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).  This Registration Statement relates to the registration of 17,361,545 shares of Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”) under the Company’s Amended and Restated 2007 Omnibus Equity Compensation Plan (the “Plan”).  In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Third Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that such shares of Common Stock being registered under the Plan have been duly authorized and, if and when issued and paid for in full in accordance with the Plan as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP